Exhibit 10.4

Commercial
Sub-Lease Agreement

This Commercial Sub-Lease Agreement is entered 1st day of January, 2013 (“effective date”) by and between Royal Bakery Holdings, Inc. (the “Sub-Tenant”) and Majestic Production of Peninsula, LLC (the “Tenant”). Tenant has previously entered into a lease agreement with Robert Kent, (the “Landlord”) dated on March 2012 (the “Prime Lease”). The Tenant desires to sublet the leased property to Sub-Tenant and Sub- Tenant desires to sublet the leased property from Tenant. Therefore, both parties agree as follows:

The Premises:
The leased space is approximately 3,600 square feet which is the space at the unit 405A and Unit 405B Old County Road, Belmont, CA 94002 of the premises.

RENT:
$3,500 per month.  Rent will be due on the 5th business day of each month.

UTILITY:
The rent will include utility charges, water, garbage, gas, but not including the Management Fee, Common Area Maintenance Fee.

TERM:
Effective Date: July 1, 2013.
It is a month to month lease.
First three months’ rents are free

Signed and Agreed by:

Tenant:	Tenant:
Egg Tart Café United Holdings, LLC.	Royal Bakery Holdings, Inc.

/"s/ Stephen Wan"	/"s/ Nikki Ma"
Stephen Wan, Managing Member	Nikki Ma, Secretary